Exhibit 99.3

                      AMENDMENT TO LOAN EXTENSION AGREEMENT


      THIS AMENDMENT TO LOAN EXTENSION AGREEMENT ("Amendment") by and between Montgomery Equity Partners, Ltd. ("Montgomery"), YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P.) ("YA Global") and Connected Media Technologies, Inc. ("Company") is entered into and is effective as of the August __, 2007 to amend that Loan Extension Agreement (the "Agreement") dated June 28, 2007 between the parties hereto.

Montgomery, Cornell, and Company agree to amend the Agreement as follows:

1. Extension of Maturity Date. The first sentence of Section 2 shall be deleted and replaced with the following: "Notwithstanding anything to the contrary contained in the Debentures, the Maturity Date of each Debenture is hereby changed to November 30, 2007."

2. Except as set forth herein, all terms and conditions of the Agreement shall remain in effect and unchanged.


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      IN WITNESS  WHEREOF,  the parties  hereto have executed this  Amendment to
Loan Extension Agreement as of the date first above written.

CONNECTED MEDIA TECHNOLOGY, INC.     MONTGOMERY EQUITY PARTNERS, LTD.

By:/s/ Isidro Gonzalez               By: /s/ Mark Angelo
   -------------------------             -------------------------
Name: Isidro Gonzalez                Name:
Title: President                     Title:

                                     YA GLOBAL  INVESTMENTS,  L.P.
                                     (f/k/a CORNELL CAPITAL  PARTNERS, L.P.)

                                     By:      Yorkville Advisors, LLC
                                     Its:     Investment Manger

                                     By: /s/ Mark Angelo
                                         -------------------------
                                     Name:
                                     Title: